Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ANNOUNCES PRICING OF SENIOR NOTES

San Antonio, Texas, November 6, 2012. Clear Channel Outdoor Holdings, Inc. (NYSE:  CCO) (the “Company”) announced today the pricing of $735,750,000 aggregate principal amount of 6.5% Series A Senior Notes due 2022, which will be issued at an issue price of 99.0% of par, and $1,989,250,000 aggregate principal amount of 6.5% Series B Senior Notes due 2022, which will be issued at par (together, the “Notes”), offered by its indirect, wholly-owned subsidiary, Clear Channel Worldwide Holdings, Inc. (“Clear Channel Worldwide”).  The Company anticipates that the closing of the private offering will take place on November 19, 2012, subject to customary closing conditions.

The Company, its wholly-owned subsidiary Clear Channel Outdoor, Inc., and certain of the Company’s other domestic subsidiaries (collectively, the “Guarantors”) will guarantee the Notes.  The Notes will be senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of Clear Channel Worldwide, and the guarantees of the Notes will be senior obligations that rank pari passu in right of payment to all unsubordinated indebtedness of the Guarantors.

Clear Channel Worldwide intends to use the net proceeds from this offering, together with cash on hand, to pay the consideration in a concurrent tender offer Clear Channel Worldwide has undertaken in respect of its existing 9.25% Series A Senior Notes due 2017 and its existing 9.25% Series B Senior Notes due 2017 (together, the “Existing Notes”), and to pay all related fees and expenses.  Clear Channel Worldwide currently intends to call for redemption on the closing date of this offering any Existing Notes that have not been tendered pursuant to the tender offer and to use the remaining net proceeds of this offering, together with cash on hand, to satisfy its obligations thereunder.

The Notes and related guarantees are being offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act.  The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute a notice of redemption under the indentures governing the Existing Notes or an offer to sell nor the solicitation of an offer to buy the Notes or any other securities.  The offering of the Notes is not being made to any person in any jurisdiction in which the offer, solicitation or sale of the Notes is unlawful.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. is one of the world’s largest outdoor advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings, Inc. offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 1,000 digital displays across 37 U.S. markets. Clear Channel Outdoor Holdings, Inc.’s International segment operates in nearly 30 countries across Asia, Australia, Europe and Latin America in a wide variety of formats.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on Clear Channel Outdoor Holdings, Inc.’s current management expectations.  These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the closing of the offering of the Notes and the anticipated use of the proceeds of the offering.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, the satisfaction or waiver of the conditions to closing of the offering and the timing and use of proceeds of the offering.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel Outdoor Holdings, Inc.’s ability to control or predict.  Clear Channel Outdoor Holdings, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact
For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

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